                                                                      Exhibit 24

                                POWER OF ATTORNEY

Know all by these presents that Randall S. Rothschild, does hereby make, constitute and appoint Geoffrey G. Jervis, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Blackstone
Mortgage Trust, Inc. pursuant to Section 16(a) of the Securities Exchange Act of
1934, as amended, including without limitation, statements on Form 3, Form 4 and
Form 5 (including any amendments thereto). The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4, and 5 with regard to his ownership of or transactions in securities of
Blackstone Mortgage Trust, Inc., unless earlier revoked in writing. The undersigned acknowledges that Geoffrey G. Jervis is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

                                           By:    /s/Randall S. Rothschild
                                                  ----------------------------
                                                  Randall S. Rothschild

                                           Date:  May 30, 2013